Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Waterstone Financial, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-194502) of Waterstone Financial, Inc. of our reports dated March 6, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Waterstone Financial, Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP
Milwaukee, Wisconsin
 March 6, 2015